North Carolina Railroad Company
Discussion Notes


January 14, 1997

Prepared for:
Credit Suisse First Boston Corporation


Prepared by:
Mercer Management Consulting
2300 N Street NW
Washington, D.C.  20037
(202) 778-7000

Contents
================================================================================

     I.   Summary

     II.  Estimation of Norfolk Southern's NCRR-Derived Net Operating Cash Flow

     III. Estimation of Diversion-Related Impacts to Norfolk Southern

     IV.  Factors Affecting the Analysis

Contents
================================================================================

-->  I.   Summary

     II.  Estimation of Norfolk Southern's NCRR-Derived Net Operating Cash Flow

     III. Estimation of Diversion-Related Impacts to Norfolk Southern

     IV.  Factors Affecting the Analysis

Mercer was engaged by CS First Boston to conduct two analyses of the North Carolina Railroad Company (NCRR)
================================================================================

      o The North Carolina Railroad Company consists of three route segments within the state of North Carolina, operated by Norfolk Southern Corporation

            -- Charlotte-Greensboro, 91 miles, high-density mainline
            -- Greensboro-Raleigh, 77 miles, medium-density secondary mainline -- Raleigh-Morehead City, 142 miles, light-density branchline

      o The State of North Carolina owns the majority of NCRR shares and may make an offer to minority shareholders for the remaining shares

      o Mercer was asked to estimate the figures below, which will assist in determining a fair value for NCRR shares


Value-Defining Concepts:      Value derived by        Cost to Norfolk Southern
                              Norfolk Southern        of pursuing an alternative
                              from the NCRR           to the NCRR

Figures Mercer Will Estimate: Operating cash flow     Additional capital costs
                              which Norfolk Southern  and operating impacts
                              receives from use of    that NS would incur if it
                              the NCRR                rerouted traffic to non-
                                                      NCRR lines

================================================================================
                                          Mercer Management Consulting  Page I-1

This analysis intends to make reasonable estimates of key components of NCRR value, but does not definitively calculate the NCRR's value
================================================================================


      o Mercer's estimates of Norfolk Southern's NCRR-derived net operating cash flow and potential diversion-related impacts take advantage of the best data available

            -- Norfolk Southern's state and federal reporting of revenues and expenses

            -- Mercer's recent experience in the area of capital requirements for capacity expansion, track component, and signal system costs

            -- Database of 1995 traffic flows through the state of North Carolina, including all traffic flowing over the NCRR, provided by NCRR and ultimately obtained from the North Carolina Department of Transportation

      o Time frame, budget, and participation by interested parties was limited

            -- Analysis was done entirely "at the desktop" without the involvement of NCRR or Norfolk Southern personnel

            -- No physical inspection of either the NCRR or Norfolk Southern's prospective diversion route was performed

            -- No analysis of the non-freight-related elements of NCRR value was performed

                  o Passenger train operations over NCRR and related payments

                  o Lineside properties and the value derived from leases of those properties

                  o Air and subsurface rights and the value derived from easements of those rights

      o The NCRR's value stems from many associated rights, assets, functions, and services; the figures presented in this presentation are useful to the understanding of some, but not all, components of NCRR value

================================================================================
                                          Mercer Management Consulting  Page I-2

Mercer used three methods to estimate Norfolk Southern's NCRR-derived operating cash flow, yielding after-tax estimates of $11 to $15 million
================================================================================

Key Assumptions

o Revenues for NS' NCRR and non-NCRR movements in North Carolina were estimated and allocated based on gross-ton mileage information derived from NS' traffic density map

o Three methods of estimating operating expenses were used, each of which is described in detail in the following chapter

o Pre-tax operating income was calculated by subtracting operating expenses and cash capital expenditures from revenues for each NCRR line segment

o A 24.6% cash tax rate(1) was applied to pre-tax operating income, yielding net operating cash flow


             Net Operating Cash Flow Derived by NS from use of NCRR
                          (Millions of Dollars per Year)


                        Method 1     Method 2    Method 3
                        --------     --------    --------

Charlotte-Greensboro      13.7         13.9        12.0
Greensboro-Raleigh         1.7          1.9         1.0
Raleigh-Morehead City     (1.3)        (0.9)       (2.3)
NCRR Total                14.2         15.0        10.7

(1) 1995 Figure. Source: Mercer analysis of federal taxes paid by United States railroads. Calculated as (34%) x (actual payments) [divided by] (required payments) to account for tax deferral. Any state taxes are not included.

================================================================================
                                          Mercer Management Consulting  Page I-3

Mercer's estimate of the cost of diverting traffic from the NCRR includes the capital costs of line upgrading and the impacts of additional car mileage and traffic loss
================================================================================

Key Assumptions

o NS would retain all divertable overhead traffic and upgrade the Roanoke/Bristol/Knoxville line to accept rerouted traffic

o     NS would lose all local and non-divertible overhead traffic on the NCRR

o NS would retain traffic forwarded to and received from the NCRR, but would experience a truncated length of haul and diminished revenue and operating costs

o Changes in NS operating costs due to diversion are based on analysis using the Uniform Rail Costing System (URCS)


          Costs to Norfolk Southern of Diverting Traffic from the NCRR


      Capital Cost of Line Upgrade: $271,000,000


                             Operating Revenue/Cost Changes
                             (Millions of Dollars per Year)
                             ------------------------------
Additional Car-Miles for
  Diverted Traffic                       34.9 (1)

Lost Revenue and Costs
  for Local Traffic                       4.3

Truncated Haul of
  NCRR Originating and
  Terminating Traffic                    12.5 (1)

Net Post-Tax Impact
  on Profitability                       51.7


Positive numbers indicate increases in cost/decreases in revenue

(1)   Figures shown represent the mean value of a range of estimates

================================================================================
                                          Mercer Management Consulting  Page I-4

Contents
================================================================================

      I.   Summary

-->   II.  Estimation of Norfolk Southern's NCRR-Derived Net Operating Cash Flow

      III. Estimation of Diversion-Related Impacts to Norfolk Southern

      IV.  Factors Affecting the Analysis

Chapter 2 details assumptions and methods used to calculate revenues and expenses contributing to NS' operating cash flow from use of NCRR
================================================================================

      o NCRR revenues are estimated by allocating NS' reported North Carolina revenues to NCRR and non-NCRR lines according to the gross ton-miles generated on each line, which were derived from NS traffic density maps and state reporting

      o Three methods were used to estimate expenses for each NCRR line segment

                                     North Carolina            NS System
       Regression Model              State Reporting        Total Reporting

                                                NC State            NS System
                                                ---------           ---------
       Op.Ex. per Route-Mile   Transportation    $ --       Account 1   $ --
              NCRR 3            MoW              $ --       Account 2   $ --
              NCRR 2            MoE              $ --       Account 3   $ --
              NCRR 1            G&A              $ --
           [Chart Omitted]      NCRR                        <1 MGT
                                Non-NCRR                    1-5 MGT
                                [Chart Omitted]             5-20 MGT
                                                            >20 MGT

                                                            Cost per Mile
                                                            [Chart Omitted]



      o Each method has strengths and weaknesses derived from the quality and completeness of the data available for analysis

================================================================================
                                         Mercer Management Consulting  Page II-1

Revenue Allocation

Norfolk Southern's state-reported 1995 freight operating revenues for North Carolina were allocated to NS' North Carolina lines on the basis of gross ton-miles generated on each line
================================================================================

                              --------------------
                                    NS 1995
                              Traffic Density Map*

                               [GRAPHIC OMITTED]
                              --------------------

               Allocation of Norfolk Southern 1995 State-Reported
                         Revenue to North Carolina Lines

--------------------------------------------------------------------------------
Line Segment              Mileage  Traffic Density  Gross Ton-Miles   Revenue
                                    (Million GTM      (Billions)    ($ Millions)
                                      per Mile)
--------------------------------------------------------------------------------
Charlotte-Salisbury           41        40.1             1.6           $25.6
Salisbury-Greensboro          50        49.7             2.5            38.7

  Charlotte-Greensboro        91        45.4             4.1            64.4
  Subtotal

Greensboro-Raleigh            77        10.2             0.8            12.6
Raleigh-Morehead city        142         2.0             0.3             4.4
--------------------------------------------------------------------------------
    NCRR Subtotal            310        16.8             5.2            81.4
--------------------------------------------------------------------------------
Non-NCRR NS Lines in       1,150         7.0             8.1           125.6
North Carolina
--------------------------------------------------------------------------------
    North Carolina Total   1,460         9.1            13.3          $207.0
--------------------------------------------------------------------------------


* Total North Carolina GTMs calculated from NS 1995 Traffic Density Map match NS state-reported figures to within 1%.


                                          Mercer Management Consulting Page II-2

Cost Allocation Method 1

Costs were allocated to NCRR lines by fitting NCRR data to a regression of operating expense per route mile vs. traffic density
================================================================================

      o Data was drawn from 1995 R-1 reports and Mercer benchmarking of shortlines and regionals from 1995 and prior years

      o The soundness of this method was verified by comparing the regression's estimates of NS' total North Carolina state expenditures with NS' reported totals, yielding variation of less than 3%

      o NCRR's Charlotte-Greensboro line exhibits higher density than benchmarked Class Is because Class I data includes all lines while NCRR Charlotte-Greensboro is high-density mainline

      o Note that at lower densities, this method will produce lower costs than NS experiences in reality because of the presence of low-cost shortlines and regional railroads in the database


       Regression of Operating Expenses Per Route Mile vs. Traffic Density
             Based on 1995 and Prior North American Benchmark Data

                                [CHART OMITTED]

================================================================================
                                         Mercer Management Consulting  Page II-3

Cost Allocation Method 1

Operating costs estimated by the regression and an estimate of cash capital expenditures beyond depreciation were subtracted from revenues to obtain pre-tax operating income of $19 million
--------------------------------------------------------------------------------

    Pre-Tax Operating Income for Three NCRR Lines, Derived from Cost
      Regression Based on 1995 and Prior North American Benchmarks

                                    ----------------------------------------------------------------------------------------
                                                 Traffic
                                                 Density                           Reported     Operating     Estimated
                                                (Million    Gross     Operating    Operating    Expenses      Operating
                                                 GTM per  Ton-Miles   Revenues     Expenses(1)  per Mile(2)   Expenses(2)
                                    Miles         Mile)   (Billions) ($Millions)  ($Millions)  ($Millions)    ($Millions)
----------------------------------------------------------------------------------------------------------------------------
NCRR:
1. Charlotte-Greensboro                91         45.4        4.1        $64.4                 $450,035       $41.0
2. Greensboro-Raleigh                  77         10.5        0.8        $12.6                 $120,329        $9.3
3. Raleigh-Morehead City              142          2.0        0.3         $4.4                  $39,970        $5.7

Total NCRR                            310         16.8        5.2        $81.4                                $55.9
----------------------------------------------------------------------------------------------------------------------------
Other NS Lines in North Carolina    1,150          7.0        8.1       $125.6                               $100.4
Total North Carolina                1,460          9.1       13.3       $207.0       $151.7     $87,317      $156.3
----------------------------------------------------------------------------------------------------------------------------

                                    -----------------------------

                                      Cap. Ex.        Pre-Tax
                                      Beyond          Operating
                                      Depreciation(3)   Income
                                      ($Millions)     ($Millions)
-----------------------------------------------------------------
NCRR:
1. Charlotte-Greensboro                   $5.2            $18.2
2. Greensboro-Raleigh                     $1.0             $2.3
3. Raleigh-Morehead City                  $0.4            ($1.7)

Total NCRR                                $6.6            $18.9
----------------------------------  -----------------------------
Other NS Lines in North Carolina         $10.2            $15.0
Total North Carolina                     $16.9            $33.8
----------------------------------  -----------------------------
















1Source: Norfolk Southern R-1 and North Carolina State Reports

2From regression line

3Based on Norfolk Souther 1995 R-1 figures; depreciation
of $389 million, capital expenditure of $716 million, and operating revenues of $4.012 billion. Cash spent on capital expenditures beyond depreciation is calculated as a percentage of revenue, equal to 8.2% in 1995.
=======================================================================
                                Mercer Management Consulting Page II-4


Cost Allocation Method 2

Norfolk Southern's 1995 state-reported operating costs for North Carolina (1) were allocated to NCRR and non-NCRR lines on the basis of mileage or gross ton-miles
================================================================================

           Allocation Percentages for Mileage- and GTM-Based Expenses

--------------------------------------------------------------------------------
                                            Percent of                 Percent
                                           Total Mileage    Gross     of GTM's
                                             in North      Ton-Miles  in North
          Line Segment              Miles    Carolina+    (Billions)  Carolina++
--------------------------------------------------------------------------------

Charlotte-Greensboro                   91       6%           4.1         31%

Greensboro-Raleigh                     77       5%           0.8          6%

Raleigh-Morehead city                 142      10%           0.3          2%

    NCRR Subtotal                     310      21%           5.2         39%
--------------------------------------------------------------------------------
Other NS Lines in North Carolina    1,150      79%           8.1         61%
--------------------------------------------------------------------------------
North Carolina Total                1,460     100%          13.3        100%
--------------------------------------------------------------------------------

+     Allocation Percentages for Mileage-Based Costs
++    Allocation Percentages for Gross Ton-Mile-Based Costs

o Costs are allocated based on mileage when they are fixed, i.e., costs that are associated with or vary with a railroad's physical facilities or presence in a location, rather than the traffic the railroad hauls

o Costs are allocated based on gross-ton miles when they are associated with or vary with the amount of traffic a railroad hauls, irrespective of the physical facilities in place

o Splits between mileage-based and GTM-based costs were made according to past Mercer and ICC research into the variability of each expense category

      (1) As reported annually to the state of North Carolina

================================================================================
                                         Mercer Management Consulting  Page II-5

Cost Allocation Method 2

Allocations for Transportation, Maintenance of Way, Maintenance of Equipment, and General & Administrative Costs were made separately
================================================================================

---------------------------------------------------------------------------------------------------------
                                                              Total 1995 Cost  Mileage-Based  GTM-Based
                                                           for North Carolina    Portion       Portion
     Cost Category                Allocation Rule            ($ Millions)      ($ Millions)  ($ Millions)
---------------------------------------------------------------------------------------------------------
Transportation                90% of costs are GTM based;       $ 63.5           $ 6.3         $ 57.2
                              10% are mileage-based
---------------------------------------------------------------------------------------------------------
Maintenance of Way            $10,000 per mile;                 $ 32.6           $14.6         $ 18.0
                              remainder GTM-based
---------------------------------------------------------------------------------------------------------
Maintenance of Equipment      100% of costs are GTM-based       $ 35.9           $ 0.0         $ 35.9
---------------------------------------------------------------------------------------------------------
General and Administrative    74% of costs are GTM-based;       $ 19.7           $ 5.1         $ 14.6
                              26% are mileage-based
---------------------------------------------------------------------------------------------------------
Total                                                           $151.7           $26.1         $125.6
=========================================================================================================

                                 ---------------------------------------------------------------------------------------
                                    Maintenance           Maintenance                                      General &
                                      of Way              of Equipment          Transportation          Administrative
                                 ---------------------------------------------------------------------------------------
                                 Mileage-      GTM-    Mileage-       GTM-     Mileage-      GTM-     Mileage-      GTM-
                                  Based       Based     Based        Based      Based       Based      Based       Based
------------------------------------------------------------------------------------------------------------------------
NCRR:
 1. Charlotte-Greensboro           $0.9        $5.6      $0.0        $11.2       $0.4       $17.8       $0.3        $4.5
 2. Greensboro-Raleigh             $0.8        $1.1      $0.0         $2.2       $0.3        $3.5       $0.3        $0.9
 3. Raleigh-Morehead City          $1.4        $0.4      $0.0         $0.8       $0.6        $1.2       $0.5        $0.3

Total NCRR                         $3.1        $7.1      $0.0        $14.1       $1.3       $22.5       $1.1        $5.7
------------------------------------------------------------------------------------------------------------------------
Other NS Lines in North Carolina  $11.5       $10.9      $0.0        $21.8       $5.0       $34.7       $4.0        $8.9
Total North Carolina              $14.6       $18.0      $0.0        $35.9       $6.3       $57.1       $5.1       $14.6
------------------------------------------------------------------------------------------------------------------------

================================================================================
                                         Mercer Management Consulting  Page II-6

Cost Allocation Method 2

As was done in Method 1, costs allocated to NCRR lines using Method 2 and cash capital expenditures were subtracted from operating revenues to obtain pre-tax operating income
================================================================================

                  Pre-Tax Operating Income for Three NCRR Lines
          Derived from Allocation of NS' North Carolina Reported Costs

                                    ----------------------------------------------------------------------------------
                                                Traffic
                                                 Density                                         Cap.Ex.      Pre-Tax
                                                (Million    Gross     Operating    Allocated     Beyond      Operating
                                                 GTM per  Ton-Miles   Revenues     Expenses   Depreciation     Income
                                    Miles         Mile)   (Billions) ($Millions)  ($Millions)  ($Millions)  ($Millions)
----------------------------------------------------------------------------------------------------------------------
NCRR:
1. Charlotte-Greensboro                91         45.4        4.1        $64.4        $40.7        $5.2       $18.5
2. Greensboro-Raleigh                  77         10.5        0.8        $12.6         $9.0        $1.0        $2.6
3. Raleigh-Morehead City              142          2.0        0.3         $4.4         $5.2        $0.4       ($1.2)

Total NCRR                            310         16.8        5.2        $81.4        $54.9        $6.6       $19.9
----------------------------------------------------------------------------------------------------------------------
Other NS Lines in North Carolina    1,150          7.0        8.1       $125.6        $96.8       $10.2       $18.6
Total North Carolina                1,460          9.1       13.3       $207.0       $151.7       $16.9       $38.4
----------------------------------------------------------------------------------------------------------------------

================================================================================
                                         Mercer Management Consulting  Page II-7

Cost Allocation Method 3

Norfolk Southern's systemwide operating costs were allocated to lines of different density profiles based on mileage and GTMs; a regression similar to that used in Method l was used to calculate NCRR costs
================================================================================

      o As in Method 2, fixed costs were allocated based on mileage, while variable costs were allocated based on gross ton-miles

      o The details of the mileage- and GTM-based allocations are not shown here due to the expanded number of categories in which NS reports system total costs in its R-1 report; Mercer and prior ICC analyses were used to develop cost variability factors


                        Norfolk Southern 1995 System Cost
                  Allocation by Density Category (Illustrative)

            ----------------------------------------------------------------
                                                  Density Categories
                        Mileage/GTM       ----------------------------------
            Account     Percentages       <1    1 to 5      5 to 20     >20
            ----------------------------------------------------------------
            Account 1   --%    --%        $--   $--         $--         $--
            Account 2   --%    --%        $--   $--         $--         $--
            Account 3   --%    --%        $--   $--         $--         $--
            ----------------------------------------------------------------


-------------------------------------------------------------------------------
                                                     1995 Traffic    Allocated
                  1995 Revenue  1995 Gross             Density    1995 Operating
    Density         Ton-Miles    Ton-Miles   Route   (Million GTM    Expenses
    Category        (Billions)  (Billions)   Miles    per Mile)    ($ Millions)
-------------------------------------------------------------------------------
O to l MGT              0             1       2,247      0.3            $73

1 to 5 MGT              3             7       2,720      2.5           $147

5 to 20 MGT            27            55       4,064     13.5           $664

>20 MGT                96           194       5,384     36.1         $2,065

Total or Average      127           256      14,415     17.8         $2,950
-------------------------------------------------------------------------------

Source: Norfolk Southern 1995 R-1 and Mercer Analysis

================================================================================
                                         Mercer Management Consulting  Page II-8

Cost Allocation Method 3

Costs associated with each density category were regressed to determine fixed and density-dependent per-mile costs
================================================================================

      o Calculation of NCRR costs using the regression line used in Method 3 yields higher costs than with the regression line in Method 1

      o Although NS is a cost leader among Class I railroads, the presence of regional and shortline railroads in the Method 1 data make NS' costs appear higher than the North American average displayed in the Method 1 regression

      o It is likely that Method 3 cost estimates reflect the true NCRR cost structure more accurately, especially for the lower-density portions of the NCRR because all data is drawn from the actual operator of the NCRR, Norfolk Southern


       Regression of Operating Expenses Per Route Mile vs. Traffic Density Based on Allocation of NS 1995 System Operating Costs by Density Category

                                [CHART OMITTED]

================================================================================
                                         Mercer Management Consulting  Page II-9

Cost Allocation Method 3

NCRR revenues, operating costs per mile derived from the regression, and cash capital expenditures were converted to pre-tax operating income as in Methods 1 and 2
================================================================================

     Pre-Tax Operating Income for Three NCRR Lines, Derived from Allocation of and Regression of NS' System Operating Costs by Density Category

                                    ----------------------------------------------------------------------------------------------
                                                Traffic
                                                 Density                          Operating     Estimated    Cap.Ex.      Pre-Tax
                                                (Million    Gross     Operating   Expenses      Operating    Beyond      Operating
                                                 GTM per  Ton-Miles   Revenues    per Mile(2)   Expenses   Depreciation   Income
                                    Miles         Mile)   (Billions) ($Millions)  ($Millions)  ($Millions)  ($Millions)  $Millions
----------------------------------------------------------------------------------------------------------------------------------
NCRR:
1. Charlotte-Greensboro                91         45.4        4.1       $ 64.4      $475,210     $ 43.2       $ 5.2        $16.0
2. Greensboro-Raleigh                  77         10.5        0.8       $ 12.6      $133,162     $ 10.3       $ 1.0        $ 1.3
3. Raleigh-Morehead City              142          2.0        0.3       $  4.4      $ 49,795     $  7.1       $ 0.4        $(3.1)

Total NCRR                            310         16.8        5.2       $ 81.4      $195,382     $ 60.6       $ 6.6        $14.2
----------------------------------------------------------------------------------------------------------------------------------
Other NS Lines in North Carolina    1,150          7.0        8.1       $125.6      $ 98,914     $113.8       $10.2        $ 1.6
Total North Carolina                1,460          9.1       13.3       $207.0      $119,397     $174.3       $16.9        $15.8
----------------------------------------------------------------------------------------------------------------------------------

================================================================================
                                        Mercer Management Consulting  Page II-10

Estimates of pre-tax operating income were converted to post-tax net operating cash flow using a cash tax rate of 24.6%
================================================================================

                   Summary of Three Methods' Estimates of Net
                    Operating Cash Flow for Three NCRR Lines

                                       ---------------------------------------------------------------------------
                                              Method 1                  Method 2                 Method 3
                                       ---------------------------------------------------------------------------
                                         PreTax       Net         Pre-Tax        Net        Pre-Tax        Net
                                       Operating   Operating     Operating    Operating    Operating    Operating
                                         Income    Cash Flow      Income      Cash Flow      Income     Cash Flow
                                      ($Millions) ($Millions)   ($Millions)  ($Millions)  ($Millions)  ($Millions)
------------------------------------------------------------------------------------------------------------------
NCRR:
 1. Charlotte-Greensboro                 $18.2        $13.7        $18.5        $13.9        $16.0        $12.0
 2. Greensboro-Raleigh                   $ 2.3        $ 1.7        $ 2.6        $ 1.9        $ 1.3        $ 1.0
 3. Raleigh-Morehead City                ($1.7)       ($1.3)       ($1.2)       ($0.9)       ($3.1)       ($2.3)

Total NCRR                               $18.9        $14.2        $19.9        $15.0        $14.2        $10.7
------------------------------------------------------------------------------------------------------------------
Other NS Lines in North Carolina         $15.0        $11.3        $18.6        $14.0        $ 1.6        $ 1.2
Total North Carolina                     $33.8        $25.5        $38.4        $29.0        $15.8        $11.9
------------------------------------------------------------------------------------------------------------------

================================================================================
                                        Mercer Management Consulting  Page II-11

The three methods of calculating net operating cash flow yield a tight range of estimates with important common characteristics
================================================================================

Characteristics Common to all Estimation Methods

      o Economies of density cause the Charlotte-Greensboro segment to contribute the overwhelming majority of net operating cash flow

      o The Greensboro-Raleigh segment contributes marginally to net operating cash flow as a stand-alone line

      o As a stand-alone entity, the Raleigh-Morehead City segment negatively contributes to net operating cash flow, although revenue from traffic originating and terminating on the line contributes to the profitability of the other NCRR lines

             Net Operating Cash Flow Derived by NS from use of NCRR

                        Method 1     Method 2    Method 3
                        --------     --------    --------

Charlotte-Greensboro      13.7         13.9        12.0
Greensboro-Raleigh         1.7          1.9         1.0
Raleigh-Morehead City     -1.3         -0.9        -2.3
NCRR Total                14.2         15.0        10.7

================================================================================
                                        Mercer Management Consulting  Page II-12

Each of the three methods of calculating or allocating operating expenses have advantages and disadvantages such that none of the three should be considered superior to the others
================================================================================

      o     Method 1

            -- Advantage: Pure regression (no allocation in data preprocessing) with many data points

            -- Disadvantage: Data represents diverse mix of railroads, some with operations very different from NS'

      o     Method 2

            --    Advantage: Data drawn from NS' state-reported costs

            -- Disadvantage: Cost allocation based only on proxies of underlying cost-generating activities, i.e. GTMs as a proxy for train miles, route miles as a proxy for staff, etc.

      o     Method 3

            --    Advantage: Data drawn from detailed NS' system-reported costs

            -- Disadvantage: Allocation of costs to density categories precedes regression; few data points

      o None of the three estimates of net operating cash flow should be considered to be the primary estimate

      o Rather, the range of estimates, or the mean of the three estimates, should be understood as the best measure of NS' NCRR-derived net operating cash flow


================================================================================
                                        Mercer Management Consulting Page II- 13

Estimates of net operating cash flow calculated here do not include non-freight-related income derived by NS from NCRR
================================================================================

      o Amtrak and the state of North Carolina pay NS to operate passenger trains over NCRR routes

            --    Charlotte-Greensboro

            --    Greensboro-Raleigh

            --    Raleigh-Selma, NC

      o     NS has sub-leased portions of the NCRR right-of-way

            --    Fiber-optic cable routes

            --    Wire-crossings and other air crossings

            --    Pipeline and other subsurface crossings

            --    Lineside industrial property development


================================================================================
                                        Mercer Management Consulting Page II- 14

Contents
================================================================================

            I.    Summary

            II. Estimation of Norfolk Southern's NCRR-Derived Net Operating Cash Flow

-->         III.  Estimation of Diversion-Related Impacts to Norfolk Southern

            IV.   Factors Affecting the Analysis

Chapter 3 describes Mercer's estimates of the one-time and ongoing financial impacts NS would experience if it no longer controlled the NCRR
================================================================================

      o A major capital expenditure would be required to upgrade NS' Roanoke/Bristol/Knoxville route in order to reroute overhead traffic diverted from the NCRR

      o Fixed and variable operating costs incurred on the NCRR and associated with divertible overhead traffic could be shifted from the NCRR to the alternate route, but variable operating costs would rise with the mileage of diverted shipments

      o NS would no longer participate in the movement of some NCRR-related traffic, impacting both revenue and costs

            --    Traffic local to the NCRR would no longer be controlled by NS

            -- "Captive" or non-divertible overhead traffic--which originates and terminates on non-NCRR lines but must move over the NCRR for part of its route--would likely be lost due to NS' likely reluctance to continue operating the several light-density branchlines that would be isolated from the rest of the NS system by the NCRR

            -- NS' haul of traffic originating and terminating traffic on the NCRR would be truncated at the point the traffic exited or entered NCRR territory, lowering both revenue and costs


================================================================================
                                        Mercer Management Consulting Page III- 1

The material in Chapter 3 represents Mercer's estimate of the cost to NS of only one of several possible scenarios that could occur if NS and NCRR failed to agree on terms for NS' continuing operation over NCRR
================================================================================

      o Mercer does not necessarily endorse this scenario as NS' most likely strategic choice in response to any continuing inability to come to terms with NCRR; instead, this scenario represents the consequences that NS could face if no terms are reached and NS must vacate the NCRR

      o The estimates of capital and operating impacts to NS associated with loss of NCRR can be used to construct a value for NCRR based on the cost to NS of losing the NCRR, rather than the value that NS derives from use of NCRR

      o The potential cost of this alternative helps quantify the importance of the NCRR to NS operations


================================================================================
                                        Mercer Management Consulting Page III- 2

Mercer's estimate of capital required to upgrade the Roanoke/Bristol/ Knoxville line to handle traffic diverted from the NCRR is derived from prior estimates provided by NCRR
================================================================================

      o Mercer has based its estimates of capital requirements on the following assumptions and criteria:

            -- All non-captive overhead traffic on NCRR (304,000 carloads in 1994) would have to be moved over the alternate route

            -- The alternate route would be upgraded to the extent necessary to provide capacity and a unit-cost for transportation comparable to that provided by the NCRR

      o The NCRR-provided estimates of material and costs were revised as follows:

            -- Only projects that are specifically aimed at increasing line capacity have been included; costs of changes in cyclical maintenance practices are not considered because costs of more frequent maintenance are assumed to be offset by elimination of maintenance on NCRR lines

            -- Signal system costs have been revised to reflect recent Mercer experience

            -- The amount of second main track specified as part of the upgrade of the Bulls Gap-Atlanta line has been adjusted to reflect NS' capacity utilization capabilities and recent double-tracking of parts of the line

      o No physical inspection of either the NCRR or the Roanoke/Bristol/Knoxville route was performed


================================================================================
                                        Mercer Management Consulting Page III- 3

Even after downward adjustment, Mercer estimates that NS would have to spend $271 million in capital to upgrade the Roanoke/Bristol/Knoxville route to accomodate 304,000 annual diverted carloads
================================================================================

             Comparison of Estimates of Capital Expenditure Required
                 for Diversion of Overhead Traffic from the NCRR

----------------------------------------------------------------------------------------------------------
                               NCRR-Provided Estimate                        Mercer Estimate
   Line Segment      -----------------------------------------  ------------------------------------------
                         Item/Quantity        Total Cost ($M)   Item/Quantity          Total Cost ($M)
----------------------------------------------------------------------------------------------------------
Hagerstown-Roanoke   Passing Track/18 miles         $28         None(1)                        $0
----------------------------------------------------------------------------------------------------------
Roanoke-Bristol      Passing Track/10.5 miles       $16         Passing Track/10.5 miles      $16
----------------------------------------------------------------------------------------------------------
Bristol-Knoxville    CTC/90 miles                   $90         CTC/90 miles                  $14
                     Passing Track/21 miles         $21         Passing Track/l4 miles        $21
                     New Rail/45 miles              $45
----------------------------------------------------------------------------------------------------------
Knoxville-Ooltewah   CTC/86 miles                   $86         CTC/86 miles                  $13
                     Passing Track/18 miles         $18         Passing Track/l2 miles        $18
----------------------------------------------------------------------------------------------------------
Bull's Gap-Atlanta   2nd Main Track/270 miles      $378         2nd Main Track/135 miles     $189
----------------------------------------------------------------------------------------------------------
Total                                              $682                                      $271
----------------------------------------------------------------------------------------------------------

*Traffic volume on this line is not affected by the elimination of the NCRR as a through route; the entire line lies north of the branch between the NCRR and the alternate route


================================================================================
                                        Mercer Management Consulting Page III- 4

Factors impact ongoing operating profitability include additional mileage for overhead traffic, loss of traffic local to the NCRR, and truncated haul of remaining traffic interchanged with an alternate NCRR operator
================================================================================

                                      ------------------------------------------------------------------------
Diversion Related Factor              Impact on Revenue*       Impact on Costs          Magnitude of Effect
--------------------------------------------------------------------------------------------------------------
Additional Car-Mileage                       --                      (up)                   +++++++++

Loss of Local and Non-Divertible
Traffic                                    (down)                   (down)                  +

Abbreviated Haul of Interchange
Traffic                                    (down)                   (down)                  +++


*Revenue may drop if additional transit time forces Norfolk Southern to discount rates to avoid loss of traffic


================================================================================
                                        Mercer Management Consulting Page III- 5

Data on affected traffic used in this analysis is derived from a segmentation of 1994 traffic provided by NCRR, supplemented by 1995 Confidential Waybill Sample data for traffic moving in North Carolina
================================================================================

                         NCRR-Provided Segmentation of 1994 Traffic by Route(1)
-------------------------------------------------------------------------------------------------------
                                Total          Estimated NCRR                           Average
                               Revenue            Revenue             Annual         Length of Haul
Traffic Category             ($ Millions)       ($ Millions)         Carloads            (Miles)
-------------------------------------------------------------------------------------------------------
Divertible Overhead(2)          $586.7              $60.1            304,459               917
Non-Divertible Overhead(2)      $ 10.4              $ 1.3              4,084               649
Forwarded to NCRR               $ 28.5              $ 5.3             27,720             1,003
Received from NCRR              $106.7              $16.4             68,955               715
Local                           $  1.2              $ 1.2              1,828                78
-------------------------------------------------------------------------------------------------------
Total                           $733.4              $84.2            407,046               885
-------------------------------------------------------------------------------------------------------

o    1994 data was used to estimate carload counts and average length of haul

o 1995 data was used to determine the ultimate origins and destinations of diverted traffic for purposes of estimating changes in variable operating costs caused by additional car mileage


*Source: 1994 Confidential Waybill Sample, processed by ALK Associates and provided to Mercer by NCRR.

(2) Divertible overhead traffic currently moves over the NCRR for which an alternate all-NS routing exists. Although such routings may be highly circuitous, they do not use any NCRR trackage. Non-divertible overhead traffic either originates or terminates on one of several light-density branchlines that are isolated from the rest of the NS system by the NCRR, but are not actually part of the NCRR. Although the traffic technically moves overhead on the NCRR, it has no alternative all-NS route that does not involve the NCRR.


================================================================================
                                        Mercer Management Consulting Page III- 6

Assumptions concerning traffic loss/retention are necessary to estimate changes in operating profitability
================================================================================


       Mercer Assumptions on Diversion-Related Traffic Impacts by Traffic Category
------------------------------------------------------------------------------------------
Traffic Category  Carloads   Assumption                       Rationale
------------------------------------------------------------------------------------------
Local to NCRR     1,828      Lost                             No longer served by N5
------------------------------------------------------------------------------------------
Non-Divertible    4,084      Lost                             Two interchanges in
Overhead                                                      relatively short route
                                                              would make rail
                                                              unappealing to customers;
                                                              NS would be reluctant to
                                                              operate isolated
                                                              light-density branchlines
------------------------------------------------------------------------------------------
Forwarded to       96,675    Retained; NS would deliver       Replicates handling,
NCRR/                        traffic to current NCRR          revenue and cost effects
Received from                endpoint, incur costs            associated with
NCRR                         associated with the shorter      divestiture of branchlines
                             haul, divide revenue with a      to shortline/regional
                             new operator of NCRR             operators
------------------------------------------------------------------------------------------
Divertible        304,459    Retained but diverted, with      NCRR no longer available
Overhead                     change in mileage varying from   as a through route
                             -73 to +243 miles
------------------------------------------------------------------------------------------

o Divertible overhead was assumed to be retained for purposes of calculating additional costs diversion would create

o However, it is likely that extreme circuity in some lanes created by diversion would drive variable costs above revenue and cause some combination of rate increases and traffic loss

o Analysis of revenue and costs associated with individual O/D pairs would be required to quantify this effect; such analysis was not performed


================================================================================
                                        Mercer Management Consulting Page III- 7

1995 waybill records provided information concerning ultimate origins and destinations of traffic necessary to estimate diversion-related cost changes
================================================================================

      o Information concerning ultimate origin and destination points, railroads involved in the movement, and states traversed during the movement was used to isolate traffic moving over the NCRR from other traffic moving in North Carolina

      o Of the 304,000 carloads estimated to move overhead on the NCRR, 200,000 did not terminate in North Carolina, and were grouped as follows:

            -- Northern originating and terminating regions: Columbus and Points West, Hagerstown Gateway, Alexandria Gateway

            -- Southern originating and terminating regions: Birmingham and Points West, Georgia & Florida, South Carolina

      o The remaining 100,000 carloads originated or terminated on non-NCRR lines in North CarolIna

            -- Specific routing information for this group of traffic would have required a detailed network analysis to generate and therefore was not developed

            -- This traffic was allocated among the regions listed above using the same percentages as were developed for the 200,000 carloads originating and terminating in other states

            -- Because traffic originating and terminating in North Carolina would probably encounter more circuitous routes than is represented by the allocation, actual diversion-related increases in variable operating expenses would probably be higher than the estimates generated by this analysis


================================================================================
                                        Mercer Management Consulting Page III- 8

To estimate the costs associated with diversion of overhead traffic, lane-specific mileage-increases and associated costs were calculated and assigned to traffic moving in each lane
================================================================================

         Percentages of Overhead
      Traffic Moving in Each Lane(1)

Columbus/West    Hagerstown      Alexandria
     18%             45%             36%


[Diagram of routes omitted]                                 NCRR


Birmingham West   Georgia/       S. Carolina
      20%         Florida           59%
                    20%

[Legend omitted]


                    Overhead Carloads Moving in Each Lane(1)
--------------------------------------------------------------------------------
    To/From             Columbus/West        Hagerstown         Alexandria
--------------------------------------------------------------------------------
Birmingham/West           0%        0       6.2%   18,876     14.0%   42,624
--------------------------------------------------------------------------------
Georgia/Florida        12.1%   36,840       4.7%   14,310      3.5%   10,656
--------------------------------------------------------------------------------
South Carolina          6.3%   19,181      34.2%  104,125     19.0%   57,847
--------------------------------------------------------------------------------

                         Mileage Changes in Each Lane(2)
--------------------------------------------------------------------------------
    To/From             Columbus/West       Hagerstown          Alexandria
--------------------------------------------------------------------------------
Birmingham/West               --               -73                 +24
--------------------------------------------------------------------------------
Georgia/Florida              +93               +93                +190
--------------------------------------------------------------------------------
South Carolina              +146(3)           +146(3)             +243(3)
--------------------------------------------------------------------------------

o Allocation of carloads to each lane was based on sample of 200,000 carloads from 1995 Confidential Waybill Sample

o Traffic originating and terminating in North Carolina will probably experience higher diversion-related costs than reflected by current allocation

(*) Source: 1995 Confidential Waybill Sample containing all traffic moving through North Carolina, compiled by NCDOT and provided to Mercer by NCRR

(2) Source: Mercer analysis

(3) Actual penalty associated with using this route will be higher because route includes Saluda grade


================================================================================
                                        Mercer Management Consulting Page III- 9

The Uniform Rail Costing System (URCS) was used to estimate the impact of additional mileage on variable operating costs for diverted traffic
================================================================================

            Regression of Variable Operating Costs vs. Length of Haul Based on URCS Analysis of Norfolk Southern 1995 Cost Data

                               [Graphic omitted]

o URCS calculates variable costs based on length of haul, car type characteristics, and cost characteristics of the subject railroad

o     The URCS system is maintained by the Surface Transportation Board

o Variable costs used in this analysis are estimated as the average of two representative car types

o     URCS estimates variable costs at approximately $1.32 per car-mile

Increase (Decrease) in Variable Cost per Carload in Each Lane
 Derived from URCS Analysis of Length of Haul Changes

---------------------------------------------------------
To/From            Columbus/    Hagerstown     Alexandria
                     West
---------------------------------------------------------
Birmingham/West       --          ($97)            $32
---------------------------------------------------------
Georgia/Florida      $123         $123            $251
---------------------------------------------------------
South Carolina       $193         $193            $321
---------------------------------------------------------


================================================================================
                                       Mercer Management Consulting Page III- 10

As a check, an alternate analysis was performed in which changes in variable operating costs were calculated from 1994 revenue information
================================================================================

 Calculation of Change in Variable Costs due to Diversion of Overhead Traffic:
                           Revenue Multiplier Method

      All dollar figures are in millions except Variable Cost per Car-Mile


---------------------------------------------
Total Revenues for Divertible
Overhead Traffic                      $586.7

NS System Operating Ratio(1)      x    0.735
----------------------------     -----------
Total Operating Costs
for Divertible Overhead Traffic        431.2
---------------------------------------------


---------------------------------------------
Total Operating Costs for
Divertible Overhead Traffic           $431.2

Cost Variability Ratio(2)         x      0.7
----------------------------     -----------

Total Variable Costs
for Divertible Overhead Traffic        301.9
---------------------------------------------


---------------------------------------------
Total Annual Divertible
Overhead Carloads (Thous.)            $304.5

Average Haul Length (Miles)       x      917
----------------------------     -----------
Total Annual Car-Miles for
Divertible OH Traffic (Millions)       279.2
---------------------------------------------


---------------------------------------------
Total Variable Costs for
Divertible Overhead Traffic           $301.9

Total Annual Car-Miles            +    279.2
----------------------------     -----------
Variable Cost per Car-Mile            $1.081
---------------------------------------------


---------------------------------------------
Estimate of Increase in Car-
Miles for Divertible OH Traffic  ___________  <--  Car-Mile Increase Estimate

Variable Cost per Car-Mile        x   $1.081
----------------------------     -----------
Increase in Variable Cost for
Divertible Overhead Traffic      ___________
---------------------------------------------


*Source: NS 1995 R-1 report

(2) Source: Surface Transportation Board analysis of 1995 NS traffic. This figure represents the proportion of total operating cost that are volume-driven rather than facility-driven.


================================================================================
                                       Mercer Management Consulting Page III- 11

The two calculation methods estimate that diversion-related increases in mileage would cause NS to incur $42 to $51 million per year in additional variable operating costs
--------------------------------------------------------------------------------

Diversion-Related Change in Car-Miles in Each Lane (Millions)
--------------------------------------------------------------------------------
    To/From             Columbus/               Hagerstown            Alexandria
                          West
--------------------------------------------------------------------------------
Birmingham/West            --                     -1.4                     +1.0
Georgia/Florida           +3.4                    +1.3                     +2.0
South Carolina            +2.8                   +15.2                    +14.1
--------------------------------------------------------------------------------


      URCS Method: $1.323 per Car-Mile
  Increase (Decrease) in Variable Operating Costs due to
Diversion-Related Change in Car-Miles In Each Lane ($ Millions)
--------------------------------------------------------------------------------
    To/From             Columbus/               Hagerstown            Alexandria
                          West
--------------------------------------------------------------------------------
Birmingham/West            --                    ($1.8)                   $ 1.4
Georgia/Florida           $4.5                   $ 1.8                    $ 2.7
South Carolina            $3.7                   $20.1                    $18.6
--------------------------------------------------------------------------------
Total Using URCS Method: $50.9 Million


o Differences in car type mix, car-ownership mix, and train operations profiles drive the difference in the two methods' estimated costs per car mile

o The URCS estimate is probably high due to its assumption of 100% railroad-owned equipment

o The Revenue Multiplier estimate is probably low due to its application of the NS system operating ratio to revenues representing movement over railroads other than NS


     Revenue Multiplier Method: $1.081 per Car-Mile
 Increase (Decrease) in variable Operating Costs due to
Diversion-Related Change in Car-Miles in Each Lane ($ Millions)
--------------------------------------------------------------------------------
    To/From             Columbus/               Hagerstown            Alexandria
                          West
--------------------------------------------------------------------------------
Birmingham/West            --                    ($1.5)                    $1.4
Georgia/Florida           $3.7                    $1.4                     $2.2
South Carolina            $3.0                   $16.4                    $15.2
--------------------------------------------------------------------------------
Total Using Rev. Mult. Method: $41.6 Million
================================================================================
                                       Mercer Management Consulting Page III- 12

Loss of NCRR local and non-divertible overhead traffic could reduce NS pre-tax profits by $5.6 million
--------------------------------------------------------------------------------

        o Data provided by NCRR shows 5,912 cars per year are local or captive overhead to NCRR, with estimated revenues of $11.5 million and variable costs of $5.9 million when calculated using the revenue multiplier method

          --Local traffic would be entirely out of NS' control

          --Non-divertible overhead traffic is assumed to be lost for two reasons

            o The traffic either originates or terminates on several
              light-density branchlines which are not part of the NCRR but whose only connection to the rest of the NS system is via the NCRR; NS would probably be reluctant to operate those branchlines when isolated from the rest of the NS system

            o If NS did choose to operate those branchlines, the traffic would have to bear the burden of additional costs and transit time imposed by creation of two additional interchanges between NS and the new operator of the NCRR

        o This analysis assumes that elements of operating cost not directly associated with this traffic would be transferred to the overhead traffic diversion route rather than eliminated, increasing the estimate of loss in profitability

          --Track and equipment maintenance staff and material

          --Supervisory staff
================================================================================
                                       Mercer Management Consulting Page III- 13

Calculation of the revenue impact to NS due to truncation of haul for
NCRR originating and terminating traffic depends on the new operator's switching charge and NS' share of current revenue
================================================================================

                         Key Assumptions on Revenue Loss

      o The prospective alternate operator of the NCRR would receive a switching charge of $350 per car, in line with industry benchmarks for a 90-mile haul plus industry placement

      o Some of the traffic originating and terminating on NCRR is interchanged by NS with other railroads; Mercer assumes that 20% of the revenue granted to the new operator would be lost by NS' connections rather than by NS

                        NCRR-Provided Segmentation of 1994 Traffic by Route(1)
-------------------------------------------------------------------------------------------------------
     Traffic                    Annual           1994 Total         Revenue to        NS' Share of
     Category                  Carloads           Revenue            Alternate        Lost Revenue
                                                                     Operator
                                                ($ Millions)       ($ Millions)       ($ Millions)
-------------------------------------------------------------------------------------------------------
Forwarded to NCRR               27,720             $ 28.5              $ 9.7              $ 7.8
Received from NCRR              68,955             $106.7              $24.1              $19.3
-------------------------------------------------------------------------------------------------------
Total                           96,675             $135.2              $33.8              $27.1
-------------------------------------------------------------------------------------------------------


================================================================================
                                       Mercer Management Consulting Page III- 14

Cost changes due to truncation of haul for originating/terminating traffic were calculated using both the Uniform Rail Costing System and revenue multiplier methods, as was done in analyzing diverted overhead traffic
================================================================================

      o URCS specifically estimates the changes in cost associated with the following changes in operating characteristics

            -- Traffic Received from NCRR: 82-mile reduction in average length of haul, substitution of pickup with interchange

            -- Traffic Forwarded to NCRR: 90-mile reduction in average length of haul, substitution of delivery with interchange

      o The revenue multiplier method estimates the changes in cost based on the change in mileage alone using the figures above

      o The two methods again estimate lower and upper bounds of the cost reduction that NS would experience for NCRR originating/terminating traffic

            -- The URCS method assumes all cars are railroad-owned, thus overestimating NS' cost reduction

            -- The revenue multiplier method does not separately cost the pickup and delivery, thus underestimating NS' cost reduction


================================================================================
                                       Mercer Management Consulting Page III- 15

The two calculation methods estimate that NS would avoid costs of $8 to $13 million if the haul of traffic originating and terminating on the NCRR were truncated
================================================================================

                 URCS Method: Avoided Costs Total $13.4 Million
         Change Variable Operating Costs due to Truncation of Haul
               of Traffic Originating and Terminating on the NCRR
-------------------------------------------------------------------------------
      Traffic              Annual        URCS-Estimated      Total change in
      Category            Carloads          Change in            Variable
                                          Variable Cost      Operating Costs
                                             per Car           ($ Millions)
-------------------------------------------------------------------------------
Forwarded to NCRR          27,720             ($132)             ($3.7)
Received from NCRR         68,955             ($140)             ($9.7)
-------------------------------------------------------------------------------
Total                      96,675                               ($13.4)
-------------------------------------------------------------------------------


                   Revenue Multiplier Method: Avoided Costs Total $7.6 Million
           Change in Variable Operating Costs due to Truncation of Haul of Traffic
                            Originating and Terminating on the NCRR

------------------------------------------------------------------------------------------------------
     Traffic           Total          Total      Total Car-    Variable    Change in    Total Change
     Category         Revenue       Variable       Miles       Cost per    Car-Miles     in Variable
                                      Cost                    Car-Mile(1)              Operating Costa
                    ($ Millions)  ($ Millions)  (Millions)                 (Millions)   ($ Millions)
------------------------------------------------------------------------------------------------------
Forwarded to NCRR      $ 28.5         $14.6         27.8        $0.527        -2.5          ($1.3)

Received from NCRR     $106.7         $54.9         49.3        $1.113        -5.7          ($6.3)
------------------------------------------------------------------------------------------------------
Total                  $135.2         $69.5         77.1                      -8.1          ($7.6)
------------------------------------------------------------------------------------------------------

*Fronthaul/backhaul pricing distorts the revenue multiplier method, as illustrated in the large difference in calculated variable cost per car-mile; the directional distortions cancel each other to a sufficient extent to render the estimate usable


================================================================================
                                       Mercer Management Consulting Page III- 16

The combined effects of revenue loss and cost avoidance for traffic originating and terminating on the NCRR decrease NS' pre-tax profit by $14 to $20 million per year
================================================================================

       URCS Method: Decrease in
    Profitability of $13.7 Million
----------------------------------------
Lost Revenue ($ Millions)       ($27.1)

Avoided Costs ($ Millions)   -  ($13.4)
---------------------------  ----------
Net Impact on Profitability     ($13.7)
----------------------------------------


  Revenue Multiplier Method: Decrease
   in Profitability of $19.5 Million
----------------------------------------
Lost Revenue ($ Millions)       ($27.1)

Avoided Costs ($ Millions)   -   ($7.6)
---------------------------  ----------
Net Impact on Profitability     ($19.5)
----------------------------------------

o As was the case for local and non-divertible overhead traffic, this analysis assumes that elements of operating costs not related to this traffic would be transferred to diversion route rather than eliminated

      --    Track and equipment maintenance staff and material

      --    Supervisory staff


================================================================================
                                       Mercer Management Consulting Page III- 17

If NS lost access to the NCRR, the combination of diversion-related costs and traffic loss could reduce NS pre-tax profit by $61 to $76 million per year
================================================================================

Summary of Traffic, Revenue, and Cost Impacts to NS Derived from Loss of Use of
                                      NCRR

------------------------------------------------------------------------------------------------------
       Traffic,             Change In   Change in     Change in NS     Change in       Change in NS
       Category              Annual         NS          Revenue       NS Variable     Pre-Tax Profit
                               NS       Car-Miles                      Op. Costs
                            Carloads   (Millions)     ($ Millions)    ($ Millions)     ($ Millions)
------------------------------------------------------------------------------------------------------
Local                        -1,828        -0.1           ($1.2)             ($0.6)            ($0.6)

Non-Divertible Overhead      -4,084        -2.7          ($10.4)             ($5.3)            ($5.1)

Forwarded to NCRR                NC        -5.7           ($7.8)      ($1.3)-($3.7)     ($4.1)-($6.5)

Received from NCRR               NC        -2.5          ($19.3)      ($6.3)-($9.7)    ($9.6)-($13.0)

Divertible Overhead              NC       +38.5              NC        $41.6-$50.9    ($41.6)-($50.9)
------------------------------------------------------------------------------------------------------
Total                        -5,912       +27.5          ($38.7)       $22.3-$37.4    ($61.O)-($76.1)
------------------------------------------------------------------------------------------------------


================================================================================

                                       Mercer Management Consulting Page III- 18

Estimates of pre-tax impacts on Norfolk Southern's profitability were converted to post-tax estimates by application of a 24.6% cash tax rate, resulting in estimates of post-tax impact to NS of $46 to $57 million
================================================================================

             Summary of Pre-Tax impacts, Avoided Taxes, and Post-Tax
          Impacts to NS Profitability Derived from Loss of Use of NCRR
--------------------------------------------------------------------------------
          Traffic           Change in NS     Avoided Taxes      Change in NS
          Category         Pre-Tax Profit       @ 24.6%        Post-Tax Profit

                            ($ Millions)     ($ Millions)       ($ Millions)
--------------------------------------------------------------------------------
Local                              ($0.6)           ($0.1)               ($0.5)

Non-Divertible Overhead            ($5.1)           ($1.3)               ($3.8)

Forwarded to NCRR           ($4.1)-($6.5)    ($1.0)-($1.6)        ($3.1)-($4.9)

Received from NCRR         ($9.6)-($13.0)    ($2.4)-($3.2)        ($7.2)-($9.8)

Divertible Overhead       ($41.6)-($50.9)  ($10.2)-($12.5)      ($31.4)-($38.4)
--------------------------------------------------------------------------------
Total                     ($61.0)-($76.1)  ($15.0)-($18.7)      ($46.O)-($57.4)
--------------------------------------------------------------------------------


================================================================================
                                       Mercer Management Consulting Page III- 19

Contents
--------------------------------------------------------------------------------



     I. Summary

    II. Estimation of Norfolk Southern's NCRR-Derived Net Operating Cash Flow

   III. Estimation of Diversion-Related Impacts to Norfolk Southern

    IV. Factors Affecting the Analysis

Chapter 4 describes factors influencing the estimates provided in Chapters 2 and 3 and assesses possible responses to uncertainties or data gaps
================================================================================
Factors Influencing Estimation of NS' NCRR-Derived Net Operating Cash Flow and Diversion Costs

-----------------------------------------------------------------------------------------------------------------------
         Description of Factor                            Impact                                 Response
-----------------------------------------------------------------------------------------------------------------------
Net Operating Cash Flow Estimation

o   Lack of knowledge of true NS revenue  o   Analysis does not account for       o   Confidential Waybill Sample would
                                              revenue implications of NCRR            provide revenue information for
    -   Use of systemwide traffic mix         traffic mix                             traffic handled by NS in North
        and revenue per GTM                                                           Carolina; network analysis is
                                              -   Impact is probably minor for        required to separate traffic into
                                                  overhead traffic because            NCRR and non-NCRR flows and
                                                  large volume of mixed               revenues
                                                  commodities should mirror NS
                                                  system average                  o   Time and cost required for
                                                                                      analysis may not justify
                                              -   Impact for originating and          incremental increase in accuracy
                                                  terminating revenue may be
                                                  significant in percentage
                                                  terms, as originating/
                                                  terminating traffic contains
                                                  relatively little coal and
                                                  intermodal traffic, resulting
                                                  in higher than average
                                                  revenue per GTM for
                                                  NCRR-originating and
                                                  terminating traffic
========================================================================================================================

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                                        Mercer Management Consulting  Page IV-1

================================================================================

-----------------------------------------------------------------------------------------------------------------------
         Description of Factor                            Impact                                 Response
-----------------------------------------------------------------------------------------------------------------------
Net Operating Cash Flow Estimation
(Continued)

o   Lack of knowledge of true NS          o   Analysis relies on allocation and   o   NS cooperation would be required
    operating costs                           regression to estimate NCRR costs       to obtain detailed information on
                                              rather than tabulation of actual        operating costs generated on NCRR
    -   No activity basis for operating       NCRR costs
        costs (crew wages, fuel                                                   o   If full NS cooperation were
        consumption, etc.)                o   State reporting may be based on         granted, costing exercise might
    -   Sources of cost information           NS allocation of costs of               require special study or similar
        limited to NS' reports to state       interstate operations                   allocation
        and federal governments
                                              -   State-reported costs were       o   Time and cost required for
                                                  used in more aggregated form        analysis probably does not
                                                  than R-1 costs                      justify incremental increase in
                                                                                      accuracy; NS cooperation is
                                          o   Impact is probably minor                unlikely

                                              -   Similar allocation methods
                                                  have been upheld in
                                                  regulatory proceedings

                                              -   Multiple methods of
                                                  calculating operating costs
                                                  yield a tight range of
                                                  answers with similar
                                                  characteristics
========================================================================================================================

================================================================================
                                        Mercer Management Consulting  Page IV-2

================================================================================

-----------------------------------------------------------------------------------------------------------------------
         Description of Factor                            Impact                                 Response
-----------------------------------------------------------------------------------------------------------------------
Net Operating Cash Flow Estimation
(Continued)

o   Lack of knowledge of other elements   o   Lack of knowledge of passenger      o   Figures on passenger
    of NCRR value                             train compensation affects              train-related compensation could
                                              estimate of net operating cash          be obtained from Amtrak, NS, or
    -   Passenger train compensation          flow                                    public sources, then allocated on
                                                                                      a per-train-mile basis
                                              -   Because Greensboro-Raleigh
                                                  line has only moderate          o   Small value of payment and
                                                  traffic density, it is likely       possibility of distortion may not
                                                  that the passenger trains           justify effort to obtain
                                                  cause a higher standard of          information
                                                  track maintenance to be
                                                  required than would otherwise
                                                  be the case

                                              -   Any cash contribution made by
                                                  passenger trains to help
                                                  offset track maintenance costs
                                                  should be recorded against
                                                  incremental maintenance costs

                                          o   Impact is probably minor; payments
                                              to each railroad are relatively
                                              small, and NCRR comprises a small
                                              percentage of total
                                              passenger-train mileage on
                                              NS

                                          o   Attempts to include payment might
                                              distort value because costing
                                              method does not account for
                                              special maintenance situation
========================================================================================================================

================================================================================
                                        Mercer Management Consulting  Page IV-3

================================================================================

-----------------------------------------------------------------------------------------------------------------------
         Description of Factor                            Impact                                 Response
-----------------------------------------------------------------------------------------------------------------------
Net Operating Cash Flow Estimation
(Continued)

o   Lack of knowledge of other elements   o   Lack of knowledge of non-railroad   o   Analysis of real-estate value of
    of NCRR value                             development does not affect             lineside parcels could be undertaken
                                              estimate of net operating cash          to estimate potential future cash
    -   Air, subsurface, other                flow, but affects understanding         streams from development
        non-railroad development of           of total value of NCRR
        NCRR property
                                          o   The NCRR right-of-way covers a
                                              large land area, some of which is
                                              strategically located

                                          o   Potential cash streams from future
                                              development of the NCRR
                                              right-of-way may be more
                                              significant than current cash
                                              streams

                                          o   Impact of lack of knowledge of
                                              cash streams on understanding of
                                              value of NCRR could be major
=======================================================================================================================

================================================================================
                                        Mercer Management Consulting  Page IV-4

================================================================================

-----------------------------------------------------------------------------------------------------------------------
         Description of Factor                            Impact                                 Response
-----------------------------------------------------------------------------------------------------------------------
Net Operating Cash Flow Estimation
(Continued)

o   Lack of knowledge of the future       o   Analysis does not make              o   In calculating future cash
                                              predictions of future net               streams, assume no change to
    -   Changes in traffic flows or           operating cash flow or value            present net operating cash flow
        revenue

    -   New passenger train initiatives

    -   New non-railroad development
        activities
-----------------------------------------------------------------------------------------------------------------------
Estimation of Capital Costs of Diversion-Related Line Upgrade

o   Mercer's estimate of the capital costs required to upgrade the Roanoke/Bristol/Knoxville route to accomodate traffic diverted from the NCRR is based on the assumption that the trackage and signaling system that would be put in place would be sufficient to accomodate diverted traffic while maintaining a unit cost of transport
    (influenced by line congestion) comparable to the former NCRR

o   Refinement of the estimate would be possible with NS' participation in creating estimates of the work required and contribution of data on costs of similar capital projects

o   NS' combined capital and operating strategy in the face of potential loss of the NCRR would have a much greater influence over the costs NS would incur than would variations in the price of track components and labor.
    Therefore, it is recommended that if additional analysis of this topic is to be pursued, the analysis be directed toward a finer understanding of NS' strategic options and the relative costs associated therewith
========================================================================================================================

================================================================================
                                        Mercer Management Consulting  Page IV-5

================================================================================

-----------------------------------------------------------------------------------------------------------------------
         Description of Factor                            Impact                                 Response
-----------------------------------------------------------------------------------------------------------------------
Estimation of Impact of Diversion/
Traffic Loss on NS Profitability

o   Lack of knowledge of customers'       o   Negative customer reaction to       o   Mercer has capability to examine
    prospective reactions to rerouting        transit time deterioration and          impact of probable customer
                                              resulting traffic deterioration         reactions to transit time
                                              and/or traffic loss could have          deterioration
                                              major additional consequences for
                                              NS that are not examined here       o   Analytical process is complex and
                                                                                      time consuming
-----------------------------------------------------------------------------------------------------------------------
o   Lack of information concerning        o   Attitude, experience, and ability   o   Development of profile of
    prospective non-NS operator of NCRR       of a prospective alternate              alternate operator requires
                                              operator of NCRR to cooperate           better understanding of the
                                              with connecting railroads will          specific NCRR strategy that would
                                              have a major impact on the value        create such a situation
                                              that NCRR can derive from
                                              originating and terminating
                                              traffic and the impact of loss on
                                              NS profitability

                                          o   Lack of information of
                                              prospective operator could have a
                                              major impact on accuracy
========================================================================================================================


================================================================================
                                         Mercer Management Consulting  Page IV-6